UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On January 24, 2023, the closing date under the purchase agreement dated January 17, 2023 which Clean Harbors, Inc. (the “Company”) announced on January 17, 2023, the Company issued and sold to the initial purchasers named in such agreement, for which Goldman Sachs & Co. LLC is acting as representative, $500.0 million aggregate principal amount of the Company’s 6.375% unsecured senior notes due 2031 (the “new notes”) pursuant to an indenture dated as of January 24, 2023 (the “2031 notes indenture”), among the Company, as issuer, substantially all of the Company’s domestic subsidiaries, as guarantors, and U.S. Bank Trust Company, National Association, as trustee.  The net proceeds from the sale of the new notes was approximately $493.0 million.

The new notes will mature on February 1, 2031. The Company will pay, in cash, interest on the new notes semiannually on each February 1 and August 1, commencing on August 1, 2023. The new notes are not entitled to the benefit of any mandatory redemption or mandatory sinking fund payment.

The Company may, on one or more occasions, redeem all or any portion of the new notes on and after February 1, 2026, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on February 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to but not including the date of redemption:

Year	Percentage
2026	103.188%
2027	101.594%
2028 and thereafter	100.000%

At any time prior to February 1, 2026, the Company may, on one or more occasions, redeem all or any portion of the new notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the new notes redeemed, plus a make-whole premium as of the date of redemption, including accrued and unpaid interest to but not including the redemption date. At any time, or from time to time, prior to February 1, 2026, the Company may, at its option, use the net cash proceeds of one or more equity offerings to redeem up to 40% in aggregate principal amount of all new notes (whether issued on the closing date or thereafter pursuant to an issuance of additional new notes) at a redemption price equal to 106.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the new notes outstanding (whether issued on the closing date or thereafter pursuant to an issuance of additional new notes) must equal at least 60% of the original aggregate principal amount of all new notes (including additional new notes, if any). In order to effect the foregoing redemption with the net cash proceeds of any equity offering, the Company shall make such redemption not more than 120 days after the consummation of such equity offering.

The new notes are and will be guaranteed by substantially all of the Company’s current and future domestic subsidiaries. The new notes are the Company’s and the guarantors’ senior unsecured obligations, ranking equally with all of the Company’s and the guarantors’ existing and future senior unsecured obligations and senior to any future indebtedness that is expressly subordinated to the new notes and the guarantees. The new notes will be effectively subordinated to all of the Company’s and the guarantors’ secured indebtedness (including obligations under the Company’s revolving credit facility and term loan credit facility) to the extent of the value of the assets securing such debt. The new notes will not be guaranteed by the Company’s Canadian or other foreign subsidiaries, and the new notes will therefore be structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that are not guarantors of the new notes.

The 2031 notes indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue certain preferred stock;
•	pay dividends or make other distributions to the Company’s shareholders;
•	incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue certain preferred stock;
•	pay dividends or make other distributions to the Company’s shareholders;
•	purchase or redeem capital stock or subordinated indebtedness;
•	make investments;
•	create liens;
•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us’
•	sell assets, including capital stock of our subsidiaries;
•	consolidate or merge with or into other companies or transfer all or substantially all of our assets; and
•	engage in transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions.  Furthermore, if the new notes attain investment grade ratings from both Moody’s and Standard & Poors, then the Company’s and its restricted subsidiaries’ obligations to comply with many of the covenants described above will be suspended while such investment grade ratings remain in effect.

 The 2031 notes indenture provides for customary events of default including, but not limited to, cross defaults to other specified debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all of the outstanding new notes will become due and payable immediately without further action or notice. If any other event of default under the indenture occurs and is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately.

The new notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the new notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing description of the 2031 notes indenture and the new notes is qualified in its entirety by reference to the complete text of that indenture (which includes the form of the new notes), a copy of which is filed as Exhibit 4.46 to this report.

As described in the Company’s press release issued January 17, 2023 and current report on Form 8-K filed on January 17, 2023, concurrently with the issuance and sale of the new notes described above, the Company on January 24, 2023, using the net proceeds from the sale of the new notes and a $114.0 million loan under the Company’s revolving credit facility, together with cash on hand, repaid the $614.0 million aggregate principal amount of senior secured term loans due in 2024 which were then outstanding under the Company’s term loan facility, and fees and expenses in connection with the offering of the notes and accrued interest on such term loans.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

4.46	Indenture dated as of January 24, 2023, among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. named therein as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 25, 2023	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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